EXHIBIT 10.19

THE WARWICK SAVINGS BANK

Bank

and

___________________________

Indemnitee

________________________________________________________

INDEMNIFICATION AGREEMENT

Dated as of

NEXT PAGE

TABLE OF CONTENTS

Page

RECITALS	1

ARTICLE I CERTAIN DEFINITIONS

SECTION 1.1 Certain Definitions	2
ARTICLE II INDEMNIFICATION AND EXPENSES

SECTION 2.1 Indemnity Obligation	3
SECTION 2.2 Advances for Expenses	3

ARTICLE III LIMITATIONS ON INDEMNIFICATION

SECTION 3.1 Claims Initiated by the Indemnitee	4
SECTION 3.2 Prohibition of Indemnification in Certain Cases	4

ARTICLE IV NOTIFICATION AND DEFENSE OF CLAIM

SECTION 4.1 Notice and Opportunity to Participate	4

ARTICLE V PROCEDURES RELATING TO INDEMNIFICATION AND EXPENSES

SECTION 5.1 Action by the Board of Directors	5
SECTION 5.2 Special, Independent Legal Counsel	6
SECTION 5.3 Expenses of Legal Counsel	6
SECTION 5.4 Procedures for Advances for Expenses	6

NEXT PAGE

NEXT PAGE

INDEMNIFICATION AGREEMENT

            This Agreement is made as of             2    , by and between The Warwick Savings Bank, a New York State chartered mutual savings bank having its principal office at 18 Oakland Avenue, Warwick, New York 10990 (the "Bank"), and ____________________________, residing at _______________________________________________________ (the "Indemnitee").

RECITALS

(A)	The Indemnitee is currently serving as a director, trustee or a trustee emeritus and/or has in the past served as, is currently serving as, or in the future may serve as an officer, trustee, director, partner, employee, agent, or fiduciary (a "Bank Agent") of the Bank and/or any Other Enterprise (as defined in Article I hereof).

(B)	The Indemnitee is rendering valuable services to the Bank as a director, trustee, a trustee emeritus and/or officer and desires to continue such services, provided he or she receives assurance that the Bank will indemnify him or her to the fullest extent permitted by law against Claims (as defined in Article I hereof) arising Out of his or her services as a Bank Agent of the Bank or any Other Enterprise.

(C)	The Bank desires to retain the services of the Indemnitee and is willing to provide such assurances.
(D)	The indemnification provisions of the New York Banking Law (the "Banking Law") and of the Restated Organization Certificate of the Bank provide that they are not exclusive and that agreements may be entered into by the Bank with directors, trustees and officers of the Bank with respect to the indemnification of such persons, provided that under Section 7018 of the Banking Law, no indemnification is permitted for any judgment or other final adjudication adverse to the director, trustee or officer that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and provided further that under section 18(k) of the Federal Deposit Insurance Act ("FDIA"), no indemnification is permitted with respect to any final order issued in an administrative proceeding or civil action initiated by a federal banking agency under which the Indemnitee is assessed a civil money penalty, is removed or prohibited from participating in the conduct of the affairs of the Bank, or is required under the FDIA to take any. affirmative action for which indemnification is prohibited by section 18(k) of the FDIA.

(E)	In addition to the indemnification to which the Indemnitee is entitled pursuant to the Restated Organization Certificate of the Bank, and as additional inducement for the Indemnitees services, the Bank furnishes at its expense and may continue to furnish directors and officers liability insurance ("D&O Insurance") protecting the Indemnitee with respect to such service.

NEXT PAGE

(F)	Recent developments with respect to the cost, exclusions from coverage, and availability of D&O Insurance and with respect to the application, amendment, and enforcement of statutory and bylaw indemnification provisions have raised questions concerning the adequacy and reliability of the protection afforded thereby.

(G)	The Bank desires that the Indemnitee remain free in his or her service to the Bank or any Other Enterprise to exercise his or her best judgment in the performance of his or her duties without undue concern for claims for damages arising out of or related to the performance of such duties and expenses related thereto, to the fullest extent legally permissible.

            In order to induce the Indemnitee to continue to serve at the request of the Bank as a Bank Agent of the Bank or any Other Enterprise, and in consideration of his or her continued service, the Bank and the Indemnitee agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

            SECTION 1.1   Certain Definitions.

            For purposes of this Agreement:

            (a)     "Claim" shall mean any threatened, pending, or completed action, suit, or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Bank or any other party, that the Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise because of any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement or action or inaction, of the Indemnitee while acting as a Bank Agent on behalf of the Bank or any Other Enterprise.

            (b)     "Expenses" shall include fees of attorneys, accountants and experts, and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement or action or inaction, of the Indemnitee while acting as a Bank Agent on behalf of the Bank or any Other Enterprise.

            (c)     "Losses" shall include any judgment (including, without limitation, a judgment for punitive damages), civil money penalty, fine, excise tax (including any excise tax arising under the Employee Retirement Income Security Act of 1974, as amended, assessed on the Indemnitee with respect to any employee benefit plan), costs of attachment or similar bonds and amount paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgment, penalty, fine, excise tax, or amount paid in settlement) of such Claim.

NEXT PAGE

            (d)     "Other Enterprise" shall mean any corporation (including any corporation now or hereafter owned, whether wholly or partially, directly or indirectly, by the Bank), holding company (including a mutual holding company) that owns an interest in the Bank, partnership, joint venture, employee benefit plan, trust or other enterprise, whether or not formed under the laws of New York, to which the Indemnitee renders service as a Bank Agent at the request of the Bank.

ARTICLE II

INDEMNIFICATION AND EXPENSES

            SECTION 2.1    Indemnity Obligation.

            The Bank agrees to hold harmless and indemnify the Indemnitee for any amount that the Indemnitee is or becomes legally obligated to pay because of any Claim against him or her with respect to his or her service as a Bank Agent of the Bank or any Other Enterprise. Such indemnification and hold harmless obligation shall apply to the fullest extent permitted under the Banking Law, any amendment thereof, or any other statutory provision permitting such indemnification, whether presently in effect or adopted after the date hereof (but, in the case of any such subsequent amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than the Banking Law permitted the Bank to provide as of the date of this Agreement). The payments that the Bank shall be obligated to make hereunder shall include, without limitation, all Expenses and Losses incurred by the Indemnitee in connection with the investigation, defense, settlement, or satisfaction of any Claim. If the Indemnitee is entitled to indemnification for part, but not all, of a Claim, the Bank agrees to hold harmless and indemnify the Indemnitee for such portion of the Claim to the fullest extent permitted under the Banking Law as set forth above. Notwithstanding any other provision of this Agreement to the contrary, to the extent the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter related thereto, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith, whether or not directly related to the Claim entitling Indemnitee to such indemnification.

            SECTION 2.2    Advances for Expenses.

If the Indemnitee is, was, or becomes a participant in any Claim by reason of (or arising in part out of) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement or action or inaction, of the Indemnitee while acting as a Bank Agent on behalf of the Bank or any Other Enterprise, the Bank shall advance any and all Expenses to the Indemnitee as provided by Section 5.4 hereof if so requested by the Indemnitee.

NEXT PAGE

ARTICLE III

LIMITATIONS ON INDEMNIFICATION

             SECTION 3.1    Claims Initiated by the Indemnitee.

             Notwithstanding anything contained herein to the contrary, except as provided in Article VT with respect to enforcement of the Indemnitees rights to indemnification, the Bank shall indemnify the Indemnitee in connection with any action, suit, or proceeding initiated by the Indemnitee only if such action, suit, or proceeding was authorized by the Board of Directors of the Bank (the "Board").

            SECTION 3.2    Prohibition of Indemnification in Certain Cases.

            No indemnification is permitted or will be paid by the Bank under this Agreement if and to the extent prohibited by applicable law.

ARTICLE IV

NOTIFICATION AND DEFENSE OF CLAIM

             SECTION 4.1 Notice and Opportunity to Participate.

            The Indemnitee shall give the Bank notice in writing as soon as practicable of any Claim. Notice to the Bank shall be directed to the Corporate Secretary, The Warwick Savings Bank, 18 Oakland Avenue, Warwick, New York 10990 (or such other address as the Bank shall designate in writing to the Indemnitee). Failure of the Indemnitee to give such notice shall not relieve the Bank of its obligations hereunder, except to the extent the Bank is actually damaged as a result thereof.

            With respect to a Claim of which the Bank is so notified:

             (a) the Bank will be entitled to participate therein at its own expense, including, but not limited to, participating in any settlement discussions or proceedings; and

             (b) except as otherwise provided below in this Section 4.1, the Bank will be entitled to assume the defense thereof, with legal counsel reasonably acceptable to the Indemnitee.

             After notice from the Bank to the Indemnitee of its election to assume such defense, the Bank shall not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with such Claim, other than reasonable costs of investigation or as otherwise provided below in this Section 4.1. The Indemnitee shall have the right to employ his or her own counsel in such Claim but the Expenses of such counsel incurred after notice from the Bank of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Bank, (ii) counsel to the Indemnitee shall have concluded that there may be a conflict of interest or position

NEXT PAGE

on any issue between the Bank and the Indemnitee in the conduct of the defense of such action and shall have rendered an opinion to that effect to the Indemnitee and the Bank, or (iii) the Bank shall not in fact have employed counsel to assume the defense of such Claim within ten days of its receipt of notice from the Indemnitee; in each of which cases the Expenses of counsel for the Indemnitee shall be paid by the Bank. The Bank shall not be entitled to assume the defense of any Claim brought by or on behalf of the Bank or as to which counsel for the Indemnitee shall have rendered an opinion as provided for in (ii) above.

ARTICLE V

PROCEDURES RELATING TO INDEMNIFICATION AND EXPENSES

            SECTION 5.1    Action by the Board of Directors.

            For purposes of obtaining indemnification under Section 2.1, the Indemnitee shall (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit A attached hereto and made a part hereof (the "Indemnification Statement") stating that he or she is entitled to indemnification hereunder; and (ii) present to the Board reasonable evidence of all amounts for which indemnification is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Bank shall, within forty-five calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless:

            (a)   within such forty-five calendar day period, a majority vote of a quorum consisting of Board members who were not and are not parties to or threatened with such action, suit, or proceeding ("Disinterested Board Members") shall resolve by vote that the Indemnitee is not entitled to indemnification, on the basis of clear and convincing evidence (sufficient to rebut the presumption that the Indemnitee is entitled to indemnification), and the Indemnitee shall have received within such period notice in writing of such vote, which notice shall disclose with particularity the facts upon which the vote is based and which notice shall identify all persons who participated in the vote and those who voted to deny indemnification; or

             (b)   within such forty-five calendar day period, where a quorum of Disinterested Board Members is not obtainable or if a majority of such quorum so directs, independent legal counsel (retained by the Board for such purpose) that shall not be an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Bank or the Indemnitee at any time within the five years preceding its selection as independent legal counsel, shall determine that the Indemnitee is not entitled to indemnification and shall provide a written opinion of its determination to that effect to the Bank and the Indemnitee.

NEXT PAGE

             SECTION 5.2    Special, Independent Legal Counsel.

            Notwithstanding the provisions of Section 5.1, if a determination has been made that the Indemnitee is not entitled to indemnification in whole or in part by the Board pursuant to Section 5.1(a) or independent legal counsel pursuant to Section 5.1(b), the Indemnitee may submit the determination to a court or to binding arbitration pursuant to Article VI hereof. Alternatively, he or she may first elect to submit the Indemnification Statement to special, independent legal counsel who shall, among other things, determine whether and to what extent the Indemnitee is permitted to be indemnified under this Agreement and shall render its written opinion to that effect to the Bank and the Indemnitee, in which case the Indemnitee shall be entitled to indemnification as determined by such counsel. The special, independent legal counsel shall be chosen by the Bank from among three law firms in the counties of Albany, Westchester, Orange, or Rockland, New York, selected by the Indemnitee, having more than 10 attorneys and having a rating of "av" in the then current Martingale-Hubbell Law Directory that shall not have been retained by or performed services for the Bank or the Indemnitee at any time within the five year period preceding its selection as special, independent legal counsel. The Bank shall choose one of the three law firms by lot, and such selection shall be made in the presence of the Indemnitee.

            SECTION 5.3    Expenses of Legal Counsel.

            The Expenses of independent legal counsel pursuant to Section 5.1(b), or special, independent legal counsel pursuant to Section 5.2, in connection with making any determination contemplated under either section (irrespective of the determination as to the Indemnitees entitlement to indemnification) shall be paid by the Bank.

             SECTION 5.4    Procedures for Advances for Expenses.

             For purposes of obtaining payments of Expenses in advance of final disposition of a Claim, the Indemnitee shall submit to the Bank a sworn request for advancement of Expenses substantially in the form of Exhibit B attached hereto and made a part hereof (the "Undertaking"), stating that he or she has incurred Expenses in defending a Claim. By executing the Undertaking, the Indemnitee undertakes (1) to repay such amount if it ultimately is determined that he or she is not entitled to be indemnified by the Bank under this Agreement or otherwise, and (2) to cooperate with the Bank concerning the Claim. Expenses that are paid by the Bank pursuant to the Undertaking shall be required to be repaid by the Indemnitee as provided in the Undertaking. Upon receipt of the Undertaking, the Bank shall thereafter promptly pay such Expenses of the Indemnitee as are noticed to the Bank in writing and in detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking.

NEXT PAGE

ARTICLE VI

ENFORCEMENT

             SECTION 6.1    Court Action.

             If: (1) a determination has been made that the Indemnitee would not be permitted to be indemnified in whole or in part by the Board pursuant to Section 5.1(a), by the independent legal counsel pursuant to Section 5.1(b), or by special, independent legal counsel pursuant to Section 5.2; (2) advances of Expenses are not made upon request pursuant to this Agreement; (3) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement; or (4) the Indemnitee otherwise seeks enforcement of this Agreement, the Indemnitee shall have either the right to commence litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an order or judgment by the court of the remedy sought or request arbitration of the dispute pursuant to Section 6.2 below.

             SECTION 6.2    Arbitration.

            If arbitration is requested under Section 6.1 above, such arbitration shall be initiated by the Indemnitee and shall be submitted to binding arbitration before three arbitrators in the counties of Albany, Westchester, Orange, or Rockland, New York for expedited arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. For the purposes of this Agreement, the arbitration shall be conducted de novo and without prejudice by reason of any prior determination to the effect that the Indemnitee is not entitled to indemnification for Expenses or Losses.

             SECTION 6.3     Expenses of Enforcement.

             The Bank shall indemnify, hold harmless and defend the Indemnitee against (and reimburse him or her for) reasonable Expenses incurred by him or her in connection with his or her consultation with legal counsel or arising out of any action, suit, or proceeding in which he or she may be involved, as a result of his or her efforts, in good faith, to defend or enforce the terms of this Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

             SECTION 7.1     Subrogation.

             In the event of payment under this Agreement, the Bank shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (including, without limitation, all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee). The Indemnitee agrees to execute all papers required and shall do

NEXT PAGE

everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Bank effectively to bring suit to enforce such rights.

             SECTION 7.2     Reimbursement.

             The Bank shall not be liable under this Agreement to make any payment in connection with any Claim made against an Indemnitee to the extent that the Indemnitee has actually received payment (under any insurance policy, the Restated Organization Certificate or otherwise) of amounts otherwise indemnifiable hereunder.

             SECTION 7.3     Rights Not Exclusive.

             The rights to indemnification provided by this Agreement shall not be exclusive of any other rights of indemnification to which the Indemnitee may be entitled under the Restated Organization Certificate, the Banking Law or any other statute, any insurance policy, agreement, vote of Board members, or opinion of independent legal counsel or otherwise.

             SECTION 7.4     Termination.

             This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after the Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 2.1 of this Agreement, or (ii) the final termination or resolution of all proceedings with respect to the Indemnitee commenced during such 10 year period.

             SECTION 7.5    Successors and Assigns.

             This Agreement shall be binding upon the successors and assigns of the Bank, whether by operation of law or otherwise, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Bank, and shall inure to the benefit of the heirs, distributees, assigns, and personal and legal representatives of the Indemnitee.

             SECTION 7.6    Severability.

             If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid, and legal.

             SECTION 7.7 Waiver.

             Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at

NEXT PAGE

any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

             SECTION 7.8    Governing Law.

             This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of laws principles.

             SECTION 7.9     Amendments.

             This Agreement shall not be amended, modified or terminated except by written instrument signed by the parties hereto.

             IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

THE WARWICK SAVINGS BANK
By	Name: Fred G. Kowal Title: Chief Executive Officer
INDEMNITEE

NEXT PAGE

STATE OF NEW YORK	)
) ss:
COUNTY OF	)

            On this _____ day of _______________, 2____, before me personally came ___________________, to me known, who, being duly sworn, did depose and say that he resides at _____________________________________; that he is a [Title]__________________________ of The Warwick Savings Bank, the Bank described in and which executed the above instrument; that he knows the seal of said Bank; that the seal affixed to said instrument is such Banks seal; that it was so affixed by order of the Board of Directors of said Bank, and that he signed his name thereto by like order.

Notary Public

STATE OF NEW YORK	)
) ss:
COUNTY OF	)

             On this _____ day of ______________, 2_____, before me personally came _____________________, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged that he executed the same.

Notary Public

NEXT PAGE

INDEMNIFICATION STATEMENT

Exhibit A

State of	)
) ss:
County of	)

             I, ____________________, being first duly sworn, do depose and say as follows:

             1.    This Indemnification Statement is submitted pursuant to the Indemnification Agreement made as of the _____ day of ____________, 2____, between The Warwick Savings Bank (the "Bank"), and the undersigned.

             2.    I am requesting indemnification against costs, charges, expenses (that may include fees and expenses of attorneys and/or others), judgments, fines, and amounts paid in settlement (collectively, "Expenses and Losses"), that have been actually incurred by me in connection with a Claim referred to in Section 2.1 of the aforesaid Agreement.

             3.    With respect to all matters related to any such Claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Agreement.

            4.    Without limiting any other rights that I have or may have, I am requesting indemnification against Expenses and Losses that have or may arise out of ___________________________________________________________________________.

[Signature of Indemnitee]

            Subscribed and sworn to before me, a Notary Public in and for said County and State, this ______ day of ___________, 2____.

[Seal]

My commission expires the ______ day of ______________, 2____.

NEXT PAGE

UNDERTAKING

Exhibit B

State of	)
) ss:
County of	)

             I, ____________________, being first duly sworn do depose and say as follows:

             1.    This Undertaking is submitted pursuant to the Indemnification Agreement made as of the ______ day of _______________, 2____, between The Warwick Savings Bank (the "Bank"), and the undersigned.

             2.    I am requesting payment of costs, charges, and expenses that I have incurred or will incur in defending the Claim referred to in Section 2.1 of the aforesaid Agreement.

             3.    The costs, charges, and expenses for which payment is requested are, in general, all expenses related to ________________________________________________________________________________.

            4.    I hereby undertake to (1) repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Bank under the aforesaid Agreement or otherwise, and (2) reasonably cooperate with the Bank concerning the Claim.

[Signature of Indemnitee]

            Subscribed and sworn to before me, a Notary Public in and for said County and State, this ______ day of ___________, 2____.

[Seal]

My commission expires the ______ day of ______________, 2____.